 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California
(Address of principal executive offices)

91711
(Zip code)

(626) 715-5855
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2015, Kiwa Bio-Tech Products Group Corporation (the “Company”) entered into a distribution agreement (the “Agreement”) with Kangtan Gerui (Beijing) Bio-Tech Co., Ltd. (“Gerui”) and formally awarded Gerui a right to sell and distribute the Company’s fertilizer products in 3 major agricultural regions of China-- Hainan Province, Hunan Province and Xinjiang Autonomous Region. The Company’s Research and Development department has been conducting application experiments in Hainan and Hunan Provinces since August 2015, in accordance with the market requirements. The experiment data indicates that the Company’s fertilizer products have fulfill the requirements of reduction of content of heavy metals in soil and improve crop yield. Gerui was founded in Beijing in April 2015 and relies on the sales network of China’s Supply and Marketing Cooperatives system. Currently, the Company and Gerui do not hold any interest in each other; however, a collaboration and integration may take place in the future. The term of the Agreement is for a period of three years commencing December 17, 2015.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Distribution Agreement dated December 17, 2015 between the Registrant and Kangtan Gerui (Beijing) Bio-Tech Co., Ltd.

99.1	Press Release dated December 17, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2015

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

By:	/s/ Jimmy Ji Zhou
Jimmy Ji Zhou
Chief Executive Officer

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